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AIM TAX-EXEMPT CASH FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :      811-7890
SERIES NO.:        3

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
72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                                        $     7

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class Y                                                        $     6
          Investor Class                                                 $     5

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                                         0.0004

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class Y                                                         0.0004
          Investor Class                                                  0.0004

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                                                         27,317

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

          Class Y                                                         13,593
          Investor Class                                                  11,690

74V.    1 Net asset value per share (to nearest cent)
          Class A                                                        $  1.00

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class Y                                                        $  1.00
          Investor Class                                                 $  1.00
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